EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

The undersigned Chief Financial Officer of Medicsight, Inc. (the “Company”) certifies that:

1.  This statement is being filed pursuant to 18 U.S.C. 1350.

2.  This statement accompanies the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (the “Quarterly Report”), which contains unaudited financial statements of the Company for such fiscal quarter.

3.  The Quarterly Report complies fully with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Quarterly Report fairly present, in all material respects, the financial condition and results of operations of the Company.

This statements has been signed by the following person in the capacity indicated on May 14, 2003.

By:	/s/ PAUL GOTHARD
Paul Gothard
Chief Financial Officer